                                                                     Exhibit 4.5

                              ABBOTT LABORATORIES
                         1996 INCENTIVE STOCK PROGRAM
               NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION


ABBOTT LABORATORIES (THE "COMPANY") HEREBY GRANTS TO                      , A
NON-EMPLOYEE DIRECTOR OF THE COMPANY (THE "DIRECTOR"), A NON-QUALIFIED STOCK OPTION TO PURCHASE FROM TIME TO TIME ALL OR ANY PART OF A TOTAL OF
COMMON SHARES OF THE COMPANY, AT A PRICE OF $       PER SHARE, UPON THE TERMS
AND CONDITIONS SET FORTH BELOW.

THIS OPTION IS GRANTED THIS       DAY OF                 , UNDER THE
COMPANY'S 1996 INCENTIVE STOCK PROGRAM (HEREIN CALLED THE "PROGRAM") FOR THE PURPOSE OF FURNISHING TO THE DIRECTOR AN APPROPRIATE INCENTIVE TO INCREASE PROFITS AND ENCOURAGE THE DIRECTOR TO CONTINUE SERVICE WITH THE COMPANY. TERMS USED HEREIN SHALL HAVE THE SAME MEANING AS IN THE PROGRAM, AND IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS HEREOF AND THE PROVISIONS OF THE PROGRAM, THE PROGRAM SHALL CONTROL.

THE TERMS AND CONDITIONS OF THE OPTION ARE AS FOLLOWS:

1. THIS OPTION MAY, BUT NEED NOT, BE EXERCISED IN INSTALLMENTS, BUT MAY NOT UNDER ANY CIRCUMSTANCES BE EXERCISED ON OR AFTER THE TENTH (10TH) ANNIVERSARY OF THE GRANT DATE.

2. IN THE EVENT OF DEATH OF THE HOLDER OF THE OPTION, THIS OPTION MAY BE EXERCISED WITHIN THE TERM OF THE OPTION AND ONLY BY THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF THE HOLDER OF THE OPTION OR THE PERSON OR PERSONS TO WHOM RIGHTS UNDER THE OPTION HAVE PASSED BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION.

3. THIS OPTION IS NOT TRANSFERABLE OTHERWISE THAN (I) BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION OR (II) BY THE DIRECTOR AS A GIFT TO THE DIRECTOR'S SPOUSE, CHILD OR GRANDCHILD (THE DIRECTOR'S "IMMEDIATE FAMILY") OR TO A FAMILY TRUST, A FAMILY PARTNERSHIP, A FAMILY LIMITED LIABILITY COMPANY, OR A SIMILAR ARRANGEMENT FOR THE BENEFIT OF MEMBERS OF THE DIRECTOR'S IMMEDIATE FAMILY. IT MAY NOT BE ASSIGNED, TRANSFERRED (EXCEPT AS AFORESAID), PLEDGED OR HYPOTHECATED IN ANY WAY, WHETHER BY OPERATION OF LAW OR OTHERWISE, AND SHALL NOT BE SUBJECT TO EXECUTION, ATTACHMENT OR SIMILAR PROCESS. ANY ATTEMPT AT ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THIS OPTION CONTRARY TO THE

     PROVISIONS HEREOF, AND THE LEVY OF ANY ATTACHMENT OR SIMILAR PROCESS UPON THIS OPTION, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

4. THIS OPTION MAY BE EXERCISED ONLY BY DELIVERING TO THE SECRETARY OR OTHER DESIGNATED EMPLOYEE OF THE COMPANY A WRITTEN NOTICE OF EXERCISE, SPECIFYING THE NUMBER OF COMMON SHARES WITH RESPECT TO WHICH THE OPTION IS THEN BEING EXERCISED, AND ACCOMPANIED BY PAYMENT OF THE FULL PURCHASE PRICE OF THE SHARES BEING PURCHASED IN CASH, OR BY THE SURRENDER OF OTHER COMMON SHARES OF THE COMPANY HAVING A THEN FAIR MARKET VALUE EQUAL TO THE PURCHASE PRICE, OR, BY THE DELIVERY OF A PROPERLY EXECUTED EXERCISE NOTICE TOGETHER WITH A COPY OF IRREVOCABLE INSTRUCTIONS TO A BROKER TO DELIVER PROMPTLY TO THE COMPANY THE AMOUNT OF SALE OR LOAN PROCEEDS TO PAY THE PURCHASE PRICE, OR A COMBINATION THEREOF, PLUS PAYMENT IN CASH OR, BY WITHHOLDING OR DELIVERY OF COMMON SHARES OF THE COMPANY, OF THE FULL AMOUNT OF ANY TAXES WHICH ARE TO BE WITHHELD AND PAID WITH RESPECT TO SUCH EXERCISE, AND IN THE EVENT THE OPTION IS BEING EXERCISED BY A PERSON OR PERSONS OTHER THAN THE DIRECTOR, SUCH APPROPRIATE TAX CLEARANCES, PROOF OF THE RIGHT OF SUCH PERSON OR PERSONS TO EXERCISE THE OPTION, AND OTHER PERTINENT DATA AS THE COMPANY MAY DEEM NECESSARY.

5. THE COMPANY SHALL NOT BE REQUIRED TO ISSUE OR DELIVER ANY CERTIFICATE FOR SHARES PURCHASED UPON ANY EXERCISE PENDING COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES AND OTHER LAWS (INCLUDING ANY REGISTRATION REQUIREMENTS) AND COMPLIANCE WITH THE RULES AND PRACTICES OF ANY STOCK EXCHANGE UPON WHICH THE COMPANY'S COMMON SHARES ARE LISTED.

6. IN THE EVENT THE PURCHASE PRICE OF THE SHARES COVERED BY THIS OPTION OR ANY TAXES DUE ON ITS EXERCISE ARE PAID BY THE SURRENDER OF OTHER COMMON SHARES OF THE COMPANY OR, FOR PAYMENT OF WITHHOLDING TAXES, BY WITHHOLDING OF SHARES, THE HOLDER OF THE OPTION WILL BE GRANTED AN OPTION (A "REPLACEMENT OPTION") TO PURCHASE A NUMBER OF COMMON SHARES EQUAL TO THE NUMBER OF SHARES SURRENDERED AND/OR WITHHELD, PROVIDED THE THEN FAIR MARKET VALUE OF THE SHARES COVERED BY THIS OPTION IS AT LEAST TWENTY-FIVE PERCENT (25%) HIGHER THAN SUCH PURCHASE PRICE. THE PURCHASE PRICE UNDER THE REPLACEMENT OPTION WILL BE THE FAIR MARKET VALUE OF THE SHARES COVERED BY THE REPLACEMENT OPTION AS OF THE GRANT DATE OF THE REPLACEMENT OPTION. THE REPLACEMENT OPTION WILL BE A NON-QUALIFIED STOCK OPTION, FIRST EXERCISABLE SIX (6) MONTHS FROM THE REPLACEMENT OPTION GRANT DATE, WITH A TERM EQUAL TO THE REMAINDER OF THE TERM OF THE ORIGINAL OPTION.

7. AN ADDITIONAL REPLACEMENT OPTION WILL NOT BE GRANTED UPON THE EXERCISE OF A PREVIOUSLY ISSUED REPLACEMENT OPTION IF THAT PREVIOUSLY GRANTED REPLACEMENT OPTION IS EXERCISED IN THE SAME CALENDAR YEAR THAT IT WAS GRANTED.

8. IN THE EVENT THERE IS A CHANGE IN THE NUMBER OF ISSUED COMMON SHARES OF THE COMPANY WITHOUT NEW CONSIDERATION TO THE COMPANY (SUCH AS BY STOCK DIVIDENDS OR STOCK SPLIT-UPS), THEN (I) THE NUMBER OF SHARES AT THE TIME UNEXERCISED UNDER THIS OPTION SHALL BE CHANGED IN PROPORTION TO SUCH CHANGE IN ISSUED SHARES; AND (II) THE OPTION PRICE FOR THE UNEXERCISED PORTION OF THE OPTION SHALL BE ADJUSTED SO THAT THE AGGREGATE CONSIDERATION PAYABLE TO THE COMPANY UPON THE PURCHASE OF ALL SHARES NOT THERETOFORE PURCHASED SHALL NOT BE CHANGED.

     IF THE OUTSTANDING COMMON SHARES OF THE COMPANY SHALL BE COMBINED, OR BE CHANGED INTO ANOTHER KIND OF STOCK OF THE COMPANY OR INTO SECURITIES OF ANOTHER CORPORATION, WHETHER THROUGH RECAPITALIZATION, REORGANIZATION, SALE, MERGER, CONSOLIDATION, ETC., THE COMPANY SHALL CAUSE ADEQUATE PROVISION TO BE MADE WHEREBY THE PERSON OR PERSONS ENTITLED TO EXERCISE THIS OPTION SHALL THEREAFTER BE ENTITLED TO RECEIVE, UPON DUE EXERCISE OF ANY PORTION OF THE OPTION, THE SECURITIES WHICH THAT PERSON WOULD HAVE BEEN ENTITLED TO RECEIVE FOR COMMON SHARES ACQUIRED THROUGH EXERCISE OF THE SAME PORTION OF SUCH OPTION IMMEDIATELY PRIOR TO THE EFFECTIVE DATE OF SUCH RECAPITALIZATION, REORGANIZATION, SALE, MERGER, CONSOLIDATION, SPIN-OFF, ETC. IF APPROPRIATE, DUE ADJUSTMENT SHALL BE MADE IN THE PER SHARE OR PER UNIT PRICE OF THE SECURITIES PURCHASED ON EXERCISE OF THIS OPTION FOLLOWING SAID RECAPITALIZATION, REORGANIZATION, SALE, MERGER, CONSOLIDATION, SPIN-OFF, ETC.

IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS OPTION TO BE EXECUTED BY ITS DULY AUTHORIZED OFFICER AS OF THE GRANTING DATE ABOVE SET FORTH.


ABBOTT LABORATORIES



/s/ D. L. BURNHAM
--------------------------
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER